UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 17, 2008
Natural Health Trends Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-26272	59-2705336

(Commission File Number)	(IRS Employer Identification No.)

2050 Diplomat Drive, Dallas, Texas	75234

(Address of Principal Executive Offices)	(Zip Code)
(972) 241-4080

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On October 17, 2008, the Company’s Board of Directors elected George Broady to fill a vacancy on the Board of Directors. In addition to his election to the Board of Directors, Mr. Broady was appointed a member of the Audit Committee and the Compensation Committee. In connection with the appointment of Mr. Broady, the Company’s Board of Directors determined that Mr. Broady qualifies as an independent director under Nasdaq Marketplace Rule 4200.
     Mr. Broady, age 70, has been active in business for more than 40 years. He is currently the principal owner and Chairman of several privately held companies in the fields of telecommunications, enterprise software applications for time & attendance and security access control. Previously, he founded Network Security Corporation, Interactive Technologies Inc. and Ultrak Inc., and brought each of them public on The NASDAQ Stock Market. He was Chairman of all three organizations and CEO of both Network Security and Ultrak. All three companies were involved in electronic security, including CCTV and access control. Earlier in his career, Mr. Broady was an investment analyst with both a private investment firm, Campbell Henderson & Co., and with the First National Bank in Dallas. Mr. Broady served twice in the U.S Army and holds a Bachelor of Science degree from Iowa State University.
     Mr. Broady will be compensated for his service as a director on the same basis that the Company compensates its other non-employee directors.
Item 8.01 Other Events
     On October 21, 2008, The Nasdaq Stock Market Staff notified the Company that, based on the appointment of George Broady to the Company’s Board of Directors, compensation committee and audit committee, it has determined that the Company has regained compliance with the independent director, compensation committee and audit committee requirements for continued listing on The Nasdaq Stock Market set forth in Marketplace Rules 4350(c) and 4350(d)(2).
     On October 22, 2008, The Nasdaq Stock Market advised the Company of an extension of time to regain compliance with the minimum bid price requirement for continued listing under Marketplace Rule 4310(c)(4). As a result, the Company will have until June 5, 2009 (rather than March 2, 2009) to regain compliance by achieving a $1.00 per share closing bid price for a minimum of 10 consecutive trading days. The extension is the result of a rule change that The Nasdaq Stock Market filed with the Securities and Exchange Commission on October 16, 2008, to suspend enforcement of the minimum bid price and market value requirements through Friday, January 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 23, 2008

NATURAL HEALTH TRENDS CORP.
By:	/s/ Gary C. Wallace
Gary C. Wallace